SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "Agreement"), effective as of March 23, 2010, is made and entered into by and between Formula Acquisition Corp., a Delaware corporation (the "Company"), and [___________] ("Buyer").

RECITALS:

WHEREAS, Buyer wishes to purchase from the Company 468,750 shares of the Company's Common Stock, par value $0.0001 per share (the "Shares"); and

WHEREAS, Buyer wishes to purchase the Shares from the Company and the Company wishes to sell the Shares to Buyer on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:

"Buyer" shall have the meaning set forth in the preamble to this Agreement.

"Closing" shall have the meaning set forth in Section 2.3 of this Agreement.

"Closing Date" shall have the meaning set forth in Section 2.3 of this Agreement.

"Common Stock" shall mean the Common Stock, $0.0001 par value per share, of the Company.

"Company" shall have the meaning set forth in the preamble to this Agreement.

"Consent" means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

"Governmental Body" shall mean any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority.

"Law" shall mean any law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Body.

"Lien" shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics' or other Liens incurred in the Company's ordinary course of business or (ii) Liens for taxes incurred but not yet due.

"Order" shall mean an order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator.

"Permit" shall mean a permit, license, certificate, waiver, notice or similar authorization to which Buyer is a party or by which Buyer is bound or any of its assets are subject.

"Purchase Price" shall have the meaning set forth in Section 2.2 of this Agreement.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

"Shares" shall have the meaning set forth in the recitals to this Agreement.

ARTICLE II
PURCHASE OF SECURITIES

Section 2.1    Purchase and Sale of Shares.    Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained or incorporated by reference herein, simultaneous with the execution hereof, the Company shall sell and deliver to Buyer, and Buyer shall purchase from the Company, the Shares, in consideration of the payment of the Purchase Price noted herein.

Section 2.2    Purchase Price.    As payment in full for the Shares being purchased under this Agreement and against delivery of the certificates therefor, simultaneous with the execution hereof, Buyer shall pay $8.333.33 to the Company by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company (the "Purchase Price").

Section 2.3    Closing.    The closing of the purchase and sale of the Shares (the "Closing") shall be deemed to occur on the date of this Agreement ("Closing Date") at the offices of Gersten Savage LLP, 600 Lexington Avenue, 9th floor, New York, NY 10022, or such other place as may be agreed upon by the parties hereto.

Section 2.4    Closing Deliveries.    All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a)    Buyer Deliveries.    At the Closing, Buyer shall deliver to the Company the Purchase Price.

(b)    Company Deliveries.    At the Closing, or within a reasonable time after the Closing but in no event later than thirty (30) days after Closing, the Company shall deliver to the Buyer the Shares.

Section 2.5    Further Assurances.    The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to the Company that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement.

Section 3.1    Investment Representations.

        (a)   Buyer is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

        (b)   Buyer has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

        (c)   Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. Buyer acknowledges that there is a substantial risk that he will lose all or a portion of his investment and that he is financially capable of bearing the risk of such investment for an indefinite period of time. Buyer has no need for liquidity in his investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Buyer understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. Buyer's present financial condition is such that Buyer is under no present or contemplated future need to dispose of any portion of the Shares subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. Buyer's overall commitment to investments which are not readily marketable is not disproportionate to his net worth and the investment in the Company will not cause such overall commitment to become excessive.

        (d)   Buyer acknowledges that the Shares have not been registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts, except those state securities acts that require registration of the Shares thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Buyer's representations and warranties set forth herein. Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless Buyer either registers the Shares in accordance with federal and state securities laws or finds and complies with an available exemption under such laws. Accordingly, Buyer hereby acknowledges that there can be no assurance that he will be able to liquidate his investment in the Company.

        (e)   There are substantial risk factors pertaining to an investment in the Company. Buyer acknowledges that he has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and Buyer is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

        (f)    Buyer has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the offering, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. Buyer further represents and warrants that, prior to signing this Agreement, he has asked such questions, received such answers and obtained such information as he has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in the Company. Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

        (g)   Buyer understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

        (h)   Buyer agrees that the Shares will be placed in an escrow account and are subject to certain transfer restrictions as described in Article VII below.

        (i)    Buyer agrees to vote the Shares in the same manner as a majority of the public stockholders in connection with the vote required to approve the Company's initial business combination.

        (j)    Buyer understands and acknowledges that he will not be able to exercise conversion rights (as described below) with respect to the Shares.

        (k)   Buyer agrees to waive his rights to participate in any liquidation distribution with respect to the Shares if we fail to consummate a business combination.

ARTICLE IV
VOTING OF SHARES

Buyer agrees to vote the Shares owned by him acquired hereby in accordance with the majority of the shares of common stock voted by the public stockholders with respect to any business combination. Accordingly, our existing stockholders will not be able to exercise redemption rights for the Shares with respect to a potential business combination.

ARTICLE V
REDEMPTION RIGHTS

Buyer understands and acknowledges that if the Company's initial business combination is approved and completed, only public stockholders voting against such business combination will be entitled to convert their stock into a pro rata share of the trust account. Buyer agrees to vote the Shares in favor of a business combination and acknowledges that he is not entitled to redemption rights with respect to any such shares if the business combination is approved and completed.

ARTICLE VI
LIQUIDATION RIGHTS AND PREFERENCES

Buyer acknowledges and agrees that in the event the Company has not consummated a business combination within twenty-four months from the date of the offering of its securities, its corporate existence will cease by operation of law and it will promptly distribute only to its public stockholders the amount in its trust account (including any accrued interest, after taxes payable on such interest) plus any remaining net assets. Buyer further agrees to waive his rights to participate in any liquidation as part of the Company's plan of dissolution and liquidation with respect to those shares of common stock acquired by him prior to the offering of the Company's securities. Buyer will participate in any liquidation distribution with respect to any shares of common stock acquired as part of the offering of the Company's securities or in the aftermarket.

ARTICLE VII
ESCROW OF SECURITIES

Buyer agrees he will place the Shares into an escrow account maintained by an escrow agent acceptable to the Company, on such date as the Company shall file a registration statement on Form S-1 ("Form S-1") with the SEC. Buyer acknowledges and agrees that these Shares will not be transferable during the escrow period except for (i) transfers to an entity’s members upon its liquidation; (ii) transfers to relatives and trusts for estate planning purposes; or (iii) transfers by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement and Buyer will retain all other rights as a stockholder, including, without limitation, the right to vote the Shares and the right to receive cash dividends, if declared.  Buyer further acknowledges and agrees that the Shares will not be released from escrow until the earlier of:

•	one year after the consummation of a business combination;
•
the last sales price of the Company’s Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing after the consummation of a business combination; or

•
the Company consummates a liquidation, merger, stock exchange or other similar transaction after the consummation of the initial business combination that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

If dividends are declared and payable in shares of Common Stock, such dividends will also be placed in escrow.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 8.1    Organization and Good Standing.    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 8.2    Power and Authority; Enforceability.    This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, the Company.

Section 8.3    No Violation; Necessary Approvals.    Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or any provision of the Company's organizational documents as in effect on the Closing Date, (b) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (c) require any Consent under any contract or organizational document to which the Company is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

Section 8.4    Authorization of the Shares.    The Shares have been duly authorized and, when issued in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock and will be free and clear of all Liens and claims, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws.

ARTICLE IX
MISCELLANEOUS

Section 9.1    Entire Agreement.    This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 9.2    Successors.    All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

Section 9.3    Assignments.    Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 9.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Section 9.4    Waiver of Jury Trial.    THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 9.5    Counterparts.    This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 9.6    Headings.    The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 9.7    Governing Law.    This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

Section 9.8    Amendments.    This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

Section 9.9    Severability.    The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 9.10    Expenses.    Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Section 9.11    Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 9.12    Waiver.    No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

FORMULA ACQUISITION CORP.

By:
Name:	Thomas J. Clarke, Jr.
Title:	Chief Executive Officer

[BUYER]

/s/